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                                                                    Exhibit 8(l)

                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

                                      Among

                        VANGUARD VARIABLE INSURANCE FUND

                                       and

                            THE VANGUARD GROUP, INC.

                                       and

                         VANGUARD MARKETING CORPORATION

                                       and

                     MONY LIFE INSURANCE COMPANY OF AMERICA

     THIS AGREEMENT, made and entered into as of the ____ day of __________, 2003, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the "Fund"), a Delaware business trust, THE VANGUARD GROUP, INC. (hereinafter the "Sponsor"), a Pennsylvania corporation, VANGUARD MARKETING CORPORATION (hereinafter the "Distributor"), a Delaware corporation, and MONY LIFE INSURANCE COMPANY OF AMERICA (hereinafter the "Company"), an Arizona corporation, on its own behalf and on behalf of each segregated asset account of the Company named in Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account").

     WHEREAS, the Fund, the Sponsor, the Distributor and the Company entered into a Participation Agreement dated as of January 25, 2002, which the parties desire to amend and restate on the terms and conditions set forth herein;

     WHEREAS, the Fund was organized to act as the investment vehicle for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Fund and the Sponsor (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio," and representing the interest in a particular managed portfolio of securities and other assets; and

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     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the assets of each Portfolio of the Fund are managed by several entities (the "Advisers"), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws; and

     WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable life insurance policies (the "Variable Insurance Products"), the offering of each of which will be made pursuant to a private placement memorandum ("PPM") in reliance on certain exemptions from the requirements of federal securities law for placement of securities other than by means of a public offering, and the Accounts and the interests in the Variable Insurance Products funded thereby will not be registered under the 1933 Act and/or the 1940 Act in reliance upon exemptions therein; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for each Account on Schedule A hereto, to set aside and invest assets attributable to the Variable Insurance Products; and

     WHEREAS, the Distributor is a wholly-owned subsidiary of the Sponsor, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of each Account to fund the Variable Insurance Products and the Sponsor is authorized to sell such shares to the Accounts at net asset value;

     WHEREAS, the Sponsor has established or will establish and account or accounts on its mutual fund shareholder accounting system to reflect the Company's ownership of shares of the Fund and all transactions by the Company involving such shares;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Sponsor and the Distributor agree as follows:

                         ARTICLE I. Sale of Fund Shares

     1.1 Subject to and in accordance with the terms and procedures in Section
1.2 hereof, the Company is hereby appointed as the designee of the Fund to receive orders for the purchase and redemption of shares of the Portfolios of the Fund by the Accounts. The Company shall maintain records for the Accounts reflecting all shares of the Fund purchased and redeemed by the Accounts (including the date and price for all transactions and share balances) and all reinvestments of dividends and capital gains distributions paid by the Fund. The Company shall reconcile on each

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day on which the New York Stock Exchange ("NYSE") is open for trading (a
"Business Day") all transactions by the Accounts involving shares of the Fund (including purchases, redemptions and reinvestments of dividends and capital gains distributions) with the corresponding transactions at the Variable Insurance Product owner level on the Company's record-keeping system.

     The Company shall promptly notify the Sponsor if the Company experiences difficulty in maintaining the records described above in an accurate and complete manner. The Company agrees to furnish the Sponsor with such information as the Sponsor may reasonably request from time to time in order for the Sponsor to verify the Company's compliance with the terms of this Agreement.

     1.2 (a) As provided in Section 1.1, and in accordance with the procedures set forth below, the Company will act as the designee of the Fund to receive orders by the Accounts for purchases and redemptions by the Accounts of shares of the Portfolios of the Fund. In the case of any such purchase or redemption order received by the Company on any Business Day prior to the time the net asset value of shares of the Fund is determined (the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time) (the "Market Close"), the order shall be accorded a trade date on the Fund's accounting system that is the date of receipt of the order by the Company. In the case of any such purchase or redemption order received by the Company on any Business Day after the Market Close, the order shall be accorded a trade date on the Fund's accounting system that is the next Business Day.

          (b) It is understood by the parties that the Company may receive orders from Variable Insurance Product owners for purchases and redemptions of shares of the Fund by the Accounts in various formats, including directions in writing, by computer magnetic tape, diskette or electronic data transmission, through interactive voice response system, or by any other accepted method for transmitting transaction instructions that is adopted by the Company. All such Variable Insurance product owner transactions shall be received and processed by the Company in accordance with its standard transaction processing procedures that apply to all investment options offered under the Variable Insurance Products. The Company shall maintain records sufficient to identify the date and time of receipt of all such transactions involving the Fund and shall make such records available upon request for examination by the Sponsor or its designated representative or, at the request of the Sponsor, by appropriate governmental authorities. Under no circumstances shall the Company change, alter or manipulate any orders for purchases or redemptions of shares of the Fund received by it in good order.

          (c) Based on the aggregate authorized Variable Insurance Product owner-level transactions for the Accounts received by the Company on each Business Day, the Company shall cause BISYS Fund Services ("BISYS") to transmit to the Fund, by 5:00 a.m. Eastern time on the following calendar day (including Saturdays and holidays), a file containing the net purchase or redemption order, in dollars, by each Account (or in the aggregate for all Accounts, if that has been agreed to in advance by the parties) for shares of each Portfolio of the Fund for the preceding Business Day. Each transmission by BISYS on behalf of the Company of a net purchase or redemption order shall constitute a representation by the Company that such net order was based solely on authorized

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     Variable Insurance Product owner-level transactions received by the Company prior to the Market Close on the previous Business Day, and that such net order included all such transactions so received by the Company. In the event that an Account in a Portfolio of the Fund is redeemed in full, the Company shall not cause BISYS to transmit such redemption order to the Fund pursuant to this paragraph, but instead shall, not later than 4:00 p.m. Eastern time on the trade date, either fax such order to (610) 669-4637 or call the Company's assigned Vanguard associate. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Fund to dispose of Portfolio securities or otherwise incur substantial additional costs, the Fund may determine to settle one or more redemption transactions on a delayed basis, in which case proceeds shall be wired to the Company with seven (7) days and the Fund shall notify the Company of such a delay by 3:00 Eastern time on the same Business Day that the Company transmits the redemption order to the Fund. Furthermore, notwithstanding the foregoing, the Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund's prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.

     1.3 The Fund, subject to the provisions of Article IX of this Agreement, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person including, but not limited to, the Company, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. Further, it is acknowledged and agreed that the availability of shares of the Fund shall be subject to the Fund's then current prospectus and statement of additional information, federal and state securities laws and applicable rules and regulations of the SEC and the NASD.

     1.4 The Fund and the Sponsor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

     1.5 The Fund and the Sponsor will not sell Fund shares to any Participating Insurance Company or its separate account unless an agreement containing a provision substantially the same as Section 2.6 of Article II of this Agreement is in effect to govern such sales.

     1.6 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by an Account, in accordance with the provisions of Section 1.9 below. The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund's prospectus or statement of additional information. The Fund

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agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.

     1.7 The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus and the accompanying statement of additional information.

     1.8 With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund shall net all purchase and redemption orders on a given Business Day and shall transmit one net payment for all of the Portfolios in accordance with Section 1.9 hereof.

     1.9 (a) In the case of a net purchase order, the Company shall remit to the Fund the exact amount of requisite funds to cover such order by Federal Funds wire by 4:00 p.m. Eastern time on the Business Day on which the file containing the net purchase order is transmitted to the Sponsor or, if such day is not a business day, on the next business day (the "settlement date"). If the Company becomes aware that the Fund may not receive, prior to the Market Close on the settlement date, a wire transfer relating to a net purchase order, the Company shall promptly inform the Sponsor of the facts and circumstances thereof and shall cooperate with the Sponsor with the goal of the Fund receiving such purchase proceeds as soon as reasonably possible. Notwithstanding the immediately preceding sentence, if a wire transfer relating to an aggregate purchase order is not received by the Fund prior to Market Close on the appropriate settlement date, the Fund reserves the right to (i) charge the Company interest on the amount of the delayed wire as provided below or (ii) redeem the shares for which payment has not been received on any Business Day subsequent to the appropriate settlement date if (A) the Sponsor has further notified the Company by no later than 12:00 noon Eastern time on the business day following the settlement date that the Fund still has not received the delayed wire transfer relating to the net purchase order and (B) the Fund still has not received the delayed wire by one hour prior to Market Close on such subsequent business day.

          (b) In the case of a net redemption order, the Fund shall remit or cause to be remitted to the Company the exact amount of requisite funds to cover such order by Federal Funds wire by 4:00 p.m. Eastern time on the Business Day on which the file containing the net redemption order is received by the Sponsor or, if such day is not a business day, on the next business day; provided, however, that in the event that the Company's account in a Portfolio of the Fund is redeemed in full such that it will have a zero balance on such business day, the Fund reserves the right to wire, or to cause to be wired, the redemption proceeds within the time frame set forth in the then-current Fund prospectus. If the Sponsor becomes aware that the Company may not receive the wire transfer relating to a net redemption order by 4:00 p.m. Eastern time on the appropriate date, the Sponsor shall promptly inform the Company of the facts and circumstances thereof and shall cooperate with the Company with the goal of the Company receiving such proceeds as soon as reasonably possible. If such wire transfer is not received by the Company on the appropriate date, the Fund shall pay the Company interest on the amount of the delayed wire as provided below.

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     (c) In the event that a wire is delayed, the interest owed shall be deemed to be the interest cost on the delayed funds until paid, charged at the Federal Funds "offered" rate as published by The Wall Street Journal.

     1.10 Issuance and transfer of a Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Fund shall furnish to the Company the CUSIP number assigned to each Portfolio of the Fund identified in Schedule B hereto.

     1.11 The Fund shall furnish advance notice, as practicable, but at the latest same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions on the Fund's shares. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of dividends and distributions.

     1.12 All transmissions of files by BISYS to the Fund on behalf of the Company required under this Article I shall conform to the Sponsor's specified file formats, which the Sponsor shall provide to the Company and BISYS within a reasonable period of time prior to the commencement of transmissions hereunder. The Sponsor reserves the right to change the specified file formats at any time, but shall provide the Company and BISYS with no less than 30 days' notice.

         1.13 Each business day the Company and the Sponsor will reconcile their records so that an appropriate number of shares of each of the Portfolios is credited to the Company's account invested in the Portfolios of the Fund.

          (a) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Article I which is caused by the Fund or the Sponsor, the Sponsor shall make any adjustments on the Sponsor's accounting system necessary to correct such error or delay and shall reimburse the Accounts for any losses or reasonable costs incurred directly as a result of the error or delay.

          (b) In the event of any error or delay with respect to the procedures outlined in this Article I that is caused by the Company or by any administrator or representative of the Company, the Company shall adjust its records accordingly in order to correct such error or delay. The Company will notify the Sponsor of the error and required correction and shall reimburse the Sponsor and the Fund for any losses or reasonable costs incurred as a result of the error or delay. In the event of an error or delay caused by the Company, the Sponsor will process any adjustment with the trade date of the day such error or delay is identified by the Company to the Sponsor.
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          (c) The Company and the Sponsor, respectively, each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 1.13 and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

     1.14 The Fund shall make the daily net asset value, dividend and capital gain information for each Portfolio available on a per share basis to the Company as soon as reasonable practical after the information is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time on each Business Day. Related to this obligation, the Fund shall provide a contact name or names and telephone numbers of the persons responsible for providing daily net asset value, dividend and capital gain information to the Company. In the event of an error in the computation of a Portfolio's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Trustees consistent with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of a Plan (a "Pricing Error"), the Sponsor shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, the Sponsor shall reimburse the affected Portfolio for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Accounts' accounts, which adjustments shall net the impact of individual Variable Insurance Product owner gains and losses; this will result in either a net payment to the Account from the Sponsor (in the event of net Variable Insurance Product owner losses) or from the Account to the Sponsor (in the event of net Variable Insurance Product owner gains). In addition, in the event that the Pricing Error causes the Company to incur any direct costs for re-processing Variable Insurance Product owner accounts, such as preparing and mailing revised statements, the Sponsor shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

     1.15 The Fund shall transmit to the Company by 8:30 a.m. Eastern time on each Business Day a confirmation of any net purchase or redemption orders of shares of the Fund with a trade date of the second preceding Business Day. However, on any Business Day that is the first Business Day of the month, Vanguard shall transmit such confirmation by 11:00 a.m. Eastern time.

     1.16 In the event a communication, systems or other failure occurs, and BISYS is unable to transmit, or the Fund is unable to receive, purchase or redemption orders through the normal procedures, the Company agrees to comply with the Contingency Procedures set forth on Schedule C, attached hereto and incorporated herein. The Fund and the Sponsor reserve the right, in their sole discretion, to amend the Contingency Procedures from time to time and shall provide 48 hours' advance notice of such amendment to the Company.

                   ARTICLE II. Representations and Warranties

     2.1 The Company represents and warrants it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established each

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Account prior to any issuance or sale thereof as a segregated asset account under Section 20 of the Arizona Insurance Code; and that each Account is exempt from registration under the 1940 Act. The Company will notify the Fund if it believes an Account will cease to qualify for the exception from the definition of investment company provided under Sections 3(c)(1), 3(c)(7), or 3(c)(11) of the 1940 Act. Notification shall be made prior to the end of the calendar quarter in which the Company becomes aware that the Account may cease to qualify.

     2.2 The Company represents and warrants that (i) the Variable Insurance Products are exempt from or not subject to registration under the 1933 Act and
(ii) the Variable Insurance Products will be issued and sold in compliance in all material respects with all applicable federal and state laws and with state insurance suitability requirements. The Company further represents and warrants that that it has and will maintain the capacity to issue all Variable Insurance Products that may be sold; and that it is properly licensed, qualified and is in good standing to sell the Variable Insurance Products in all fifty states and the District of Columbia.

     2.3 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Arizona and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Distributor, or the Sponsor.

     2.4 The Fund represents that it is qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain qualification (under Subchapter M or any successor or similar provision) and (ii) it will notify the Company immediately upon having a reasonable basis for believing that it ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the "look through" provisions of Section 817(h) of the Code, and that as a result the Variable Insurance Products will almost certainly fail to qualify as endowment or life insurance contracts under Section 817(h) of the Code.

     2.5 The Company represents that the Variable Insurance Products will be treated as endowment or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Sponsor immediately upon having a reasonable basis for believing that the Variable Insurance Products have ceased to be so treated or that they might not be so treated in the future.

     2.6 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise

     2.7 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's

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investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Arizona and the Fund and the Sponsor represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Arizona to the extent required to perform this Agreement.

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     2.8 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Arizona and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.9 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

     2.10 The Sponsor represents and warrants that the Advisers to the Fund are, and the Sponsor shall use its best effort to cause the Advisers to remain, duly registered in all material respects under all applicable federal and state securities laws and to perform their obligations for the Fund in compliance in all material respects with the laws of the State of Arizona and any applicable state and federal securities laws.

     2.11 The Fund and Sponsor represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.12 With respect to the Accounts, which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and warrants that:

     (a) MONY Securities Corporation is the principal underwriter for each such Account and any subaccounts thereof and is a registered broker-dealer with the SEC under the 1934 Act;

     (b) the shares of the Portfolios of the Fund are and will continue to be the only investment securities held by the corresponding subaccounts; and

     (c) with regard to each Portfolio, the Company, if permitted by law, on behalf of the corresponding subaccount, will:

          (i) vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

          (ii) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

     2.13 The Fund represents that it will comply with all provisions of the 1940 Act

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requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if an when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE III. Offering Documents and Reports

     3.1 The Fund, the Sponsor or their designee shall provide the Company (at the Sponsor's expense) with as many copies of the Fund's current prospectus as the Company may reasonably request. The Company shall provide a copy of the Fund's prospectus to each person to whom it provides the PPM for the Variable Insurance Products. If requested by the Company in lieu thereof, the Fund or the Sponsor shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's or the Sponsor's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the PPM for the Variable Insurance Products and the Fund's prospectus printed together in one document (such printing to be at the Company's expense).

     3.2 The Fund's prospectus shall state that the statement of additional information for the Fund is available from the Sponsor (or in the Fund's discretion, the prospectus shall state that the statement of additional information is available from the Fund) and the Sponsor (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Variable Insurance Product or prospective owner who requests such statement.

     3.3 The Fund, at its own expense, shall provide the Company with copies of its reports to shareholders, other communications to shareholders, and, if required by applicable law, proxy material, in such quantity as the Company shall reasonably require for distributing to Variable Insurance Product owners. The Fund shall provide to the Company the prospectuses and annual reports referenced in this Agreement within fifteen (15) days prior to the Company's obligation to mail, and the Company agrees to provide the Fund with advance notice of such date. If the documents are not delivered to the Company within ten (10) days of the Company's obligation to mail, the Fund shall reimburse the Company for any extraordinary out-of-pocket costs (including, but not limited to, overtime for printing and mailing).

                   ARTICLE IV. Sales Material and Information

     4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, its Advisers or the Sponsor is named, at least ten Business Days prior to its use. The Company may use such material in fewer than ten Business Days if it receives the written consent of the Fund or its designee. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     4.2 The Company shall not give any information or make any representations or


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statements on behalf of the Fund or concerning the Fund in connection with the sale of the Variable Insurance Products other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Sponsor, except with the permission of the Fund or the Sponsor or the designee of either.

     4.3 The Fund, Sponsor, Distributor or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or an Account is named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     4.4 The Fund, the Distributor and the Sponsor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Variable Insurance Products other than the information or representations contained in a PPM for the Variable Insurance Products, as such PPM may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Variable Insurance Product owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, prior to or contemporaneously with the filing of each document with the SEC or other regulatory authorities.

     4.6 The Company will provide to the Fund at least one complete copy of all PPMs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no action letters, and all amendments to any of the above, that relate to the Variable Insurance Products or each Account, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities, or, in the case of a PPM, at least three Business Days before any sales are made by use of the relevant PPM.

     4.7 The Company and the Fund shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Variable Insurance Products, the Fund or its shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

     4.8 The Fund and the Sponsor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the PPM for any Account. The Fund and the Sponsor will cooperate with the Company so as to enable the Company to solicit voting instructions from owners of Variable Insurance Products, to the extent a solicitation is required by applicable law, or to make changes to its PPM in a orderly manner.

     4.9 For purposes of this Article IV, the phrase "sales literature and other promotional material" is subject to applicable laws and regulations governing the private placement of securities, particularly the prohibition against making a general solicitation. The phrase includes, but is not limited to, sales literature (i.e., any written communication distributed or made generally available to customers, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and PPMs, shareholder reports, and proxy materials.

                          ARTICLE V. Fees and Expenses

     5.1 The Fund and Sponsor shall pay no fee or other compensation to the Company under this Agreement. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and or to the Accounts.

     5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the fees and expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

     5.3 The Fund shall bear the expenses of printing, and the Company shall bear the expenses of distributing, the Fund's prospectus to owners of Variable Insurance Products issued by the Company. The Fund shall bear the expenses of printing and distributing the Fund's proxy materials (to the extent such proxy solicitation is required by law) and reports to owners of Variable Insurance Products.

                           ARTICLE VI. Diversification

     6.1 The Fund will at all times invest money from the Variable Insurance Products in such a manner as to ensure that the Variable Insurance Products will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Sponsor represent and warrant that each Portfolio of the Fund will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for endowment or life insurance contracts and any amendments or other modifications to such Section or Regulations, as if those requirements applied directly to each such Portfolio. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify, each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

     6.2 The Fund and the Sponsor represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and they will maintain such qualification (under Subchapter M or any successor or similar provision).

                          ARTICLE VII. Indemnification

     7.1 Indemnification by the Company

          (a) The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, the Sponsor and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Variable Insurance Products and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the PPM for the Variable Insurance Products or contained in the contract or policy or sales literature for the Variable Insurance Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the PPM for the Variable Insurance Products or in the contract or policy sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or the Fund shares; or

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the registration
                                       14
                    statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Insurance Products or Fund Shares; or

               (iii)arise out of any untrue statement or alleged untrue
                    statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

               (iv) result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Section 7.1(b) and 7.1(c) hereof.

     (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund, whichever is applicable.

     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on a designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such a party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the

Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Insurance Products or the operation of the Fund.

     7.2 Indemnification by the Sponsor

     (a) The Sponsor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Variable Insurance Products and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Sponsor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the PPM or sales literature for the Variable Insurance Products not supplied by the Sponsor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a PPM or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

          (iv) result from any failure by the Sponsor or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Sponsor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Sponsor or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

     (b) The Sponsor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

     (c) The Sponsor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Sponsor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Sponsor of any such claim shall not relieve the Sponsor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Sponsor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Sponsor to such party of the Sponsor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Sponsor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Company agrees promptly to notify the Sponsor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each Account.

7.3 Indemnification by the Fund

     (a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or action in respect thereof) or settlements resulting from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

          (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

     (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Sponsor or each Account, whichever is applicable.

     (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified

Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party or the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party independently in connection with the defense thereof other than reasonable costs of litigation.

     (d) The Company and the Sponsor agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products, with respect to the operation of an Account, or the sale or acquisition of shares of the Fund.

7.4 Indemnification by the Distributor

     (a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Variable Insurance Products and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the PPM or sales literature for the Variable Insurance Products not supplied by the Distributor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a PPM or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

          (iv) result from any failure by the Distributor or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor of the Fund;

as limited by and in accordance with the provisions of Sections 7.4(b) and 7.4(c) hereof.

     (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

     (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each account.

                          ARTICLE VIII. Applicable Law

     8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Arizona.

     8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE IX. Termination

     9.1 This Agreement shall continue in full force and effect until the first to occur of:

          (a) termination by any party for any reason by sixty (60) days' advance written notice delivered to the other parties; or

          (b) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Variable Insurance Products; or

          (c) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Variable Insurance Products issued or to be issued by the Company; or

          (d) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

          (e) termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements as specified in Article VI hereof (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

          (f) termination by the Fund, the Sponsor, or the Distributor by written notice to the Company, if any of the Fund, the Sponsor, or the Distributor shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

          (g) termination by the Company by written notice to the Fund and the Sponsor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Sponsor, or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity.

     9.2 Notwithstanding any termination of this Agreement, the Fund and the Sponsor shall, at the option of the Company, continue to make available shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

     9.3 The Company shall not redeem Fund shares attributable to the Variable Insurance Products (as opposed to Fund shares attributable to the Company's assets held in the Accounts) except (a) as necessary to implement Variable Insurance Products owner initiated or approved transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Fund and the Sponsor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Sponsor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Insurance Products, the Company shall not prevent owners of Variable Insurance Products from allocating payments to a Portfolio that was otherwise available under the Variable Insurance Products without first giving the Fund or the Sponsor 90 days' notice of its intention to do so.

                               ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:              Vanguard Variable Insurance Fund
                             P.O. Box 2600
                             Valley Forge, PA  19482
                             Attn:  Heidi Stam

If to the Sponsor:           The Vanguard Group, Inc.
                             P.O. Box 2600
                             Valley Forge, PA  19482
                             Attn:  R. Gregory Barton

If to the Distributor:       Vanguard Marketing Corporation
                             P.O. Box 2600
                             Valley Forge, PA  19482
                             Attn:  R. Gregory Barton

If to the Company:           MONY Life Insurance Company of America
                             1740 Broadway
                             New York, NY  10019
                             Attn:  ____________


                            ARTICLE XI. Miscellaneous

     11.1 It is understood and stipulated that neither the shareholders of any Portfolio nor the officers or trustees of the Fund shall be personally liable hereunder.

     11.2 Subject to the requirements of the legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Variable Insurance Products and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

     11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11.6 Each party hereto shall cooperate with each party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     11.9 The Company shall furnish, or cause to be furnished, to the Fund or its designee copies of the following reports:

          (a) the Company's Annual Financial Statement on Statutory Basis as soon as practical and in any event within 90 days after the end of each fiscal year; and

          (b) any PPM or other materials distributed in connection with the sale of the Variable Insurance Products to the extent such PPM or other materials reference the Fund.

     11.10 This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE FUND

By: ____________________________________

Name: _________________________________

Title: __________________________________

THE VANGUARD GROUP, INC.

By: ____________________________________

Name: _________________________________

Title: __________________________________

VANGUARD MARKETING CORPORATION

By: ____________________________________

Name: _________________________________

Title: __________________________________

MONY LIFE INSURANCE COMPANY OF AMERICA

By: ____________________________________

Name: __________________________________

Title: __________________________________

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account              Contracts Funded by Separate Account

MONY America Variable Account L       Group Flexible Premium Variable Life
                                      Insurance Policy

MONY America Variable Account Q       Flexible Premium Variable Life Insurance
                                      Policy

MONY America Variable Account R       Flexible Premium Variable Life Insurance
                                      Policy

                                   SCHEDULE B

                                   PORTFOLIOS

     The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products:

          Money Market Portfolio
          Total Bond Market Index Portfolio
          High-Yield Bond Portfolio
          Short-Term Corporate Portfolio
          Balanced Portfolio
          Diversified Value Portfolio
          Equity Income Portfolio
          Equity Index Portfolio
          Growth Portfolio
          Mid-Cap Index Portfolio
          REIT Index Portfolio
          Small Company Growth Portfolio
          International Portfolio
          Capital Growth Portfolio
          Total Stock Market Index Portfolio

                                   SCHEDULE C

                             CONTINGENCY PROCEDURES

The Company can fax and must provide the details on voice-mail for the IIS - Daily Valuation Administrator at (610) 669-3374. Additionally, the Company must fax the buy/sell instructions by 8:30 a.m. EST to the following Sponsor personnel at the numbers listed below:

(a)   IIC-Money Movement Unit
      (610) 669-8930
      (610) 669-8080 (alternate)

(b)   IIS-Daily Valuation Unit
      (610) 669-4637 (until June 30, 2003)
      (610) 669-2462 (alternate)
      (484) 582-4803 (effective June 30, 2003)

The Fund cannot guarantee trade date commitments if the buy/sell instructions are not received by 8:30 a.m. EST in good order.


"Good order" shall mean the following information is on the fax buy/sell instructions:

>   Company name
>   Contact name
>   Contact phone number between 8:30 a.m. and 9:30 a.m. EST
>   Current date
>   Trade date
>   Fund Portfolio number
>   Vanguard account number
>   Purchase, redemption, rebalance redemption, rebalance purchase amount
> Purchase total, redemption total, rebalance redemption total, rebalance purchase total